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[CIBC OPPENHEIMER LETTERHEAD]

                                                              March 18, 1999


Teva Pharmaceuticals USA, Inc.
650 Cathill Rd.
Sellersville, PA  18960

Attention:

Gentlemen:

         In connection with your consideration of a possible acquisition by you and/or your affiliate of an equity interest in, or other business arrangement with, Copley Pharmaceutical, Inc. (the "Company"), you have requested financial and other information (the "Evaluation Material") concerning the business and affairs of the Company. The term "Evaluation Material" includes written and/or oral information furnished to you or your Representatives (as defined below) by the Company (which shall be deemed to include its directors, officers, employees, agents and representatives), whether furnished before or after the date of this Confidentiality Agreement, together with all analyses, compilations, studies or other documents or records prepared by you or your representatives which contain or otherwise reflect or are generated from such information, but does not include information which (i) was or becomes generally available to the public or the pharmaceutical industry other than as a result of a disclosure by you or your directors, officers, affiliates, employees, agents or advisors or the respective representatives of your agents or advisors (all of the foregoing collectively referred to as "your Representatives"), or (ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not bound by a confidentiality agreement with the Company, or (iii) was within your possession prior to its being furnished to you by or on behalf of the Company provided that the source of such information was not bound by a confidentiality agreement with the Company in respect thereof or (iv) was independently developed by you. Notwithstanding the restrictions on use and disclosure contained herein, you shall be entitled to develop the same or similar products through an independent development program without using the Evaluation Material therefor and the fact that such program shall develop the same or substantially equivalent products or technology as those for which the Company has disclosed information to you shall not, in and of itself, create any liability on your part to the Company and shall not result in any restriction on the use or disclosure by you of such independently developed products or technology. As a condition to your and your Representatives being furnished with any evaluation Material, you agree as follows:
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Teva Pharmaceuticals USA, Inc.
Confidentiality Agreement
March 18, 1999
Page 2


         (1) You recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to the Company if information contained therein is disclosed to any third party. The Evaluation Material will not be used by you or your affiliates or your Representatives in any way detrimental the Company without limitation.

         (2) You recognize and acknowledge that the Company is a public company and as such is subject to the rules and regulations of the United States Securities and Exchange Commission. You further recognize and acknowledge that all or any portion of the Evaluation Material may constitute material non-public information and that any transactions in any securities of the Company may be prohibited by the Federal securities laws in addition to the prohibitions set forth in this Confidentiality Agreement.

         (3) You agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction involving or relating to the Company (including its stockholders) and you. You also agree that you and your Representatives will keep the Evaluation Material confidential and will not disclose any of the Evaluation Material now or hereafter received or obtained from the Company or any of its representatives to any third party without the prior written consent of the Company; provided, however, that, subject to Paragraph 12 hereof, any of the Evaluation Material may be disclosed (a) to the extent required by applicable law or legal process, or (b) to your President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors and to your Representatives who need to know the information contained in the Evaluation Material for the purpose of evaluating a possible acquisition by you of an equity interest in, or other business arrangement with, the Company and who agree to keep such information confidential and to be bound by this agreement to the same extent as if they were parties hereto (it being understood and agreed that your Representatives shall be informed by you of the confidential and material non-public nature of the Evaluation Material and shall be directed by you to treat the Evaluation Material confidentially). In any event, you shall be responsible for any improper use of the Evaluation material by your representatives.

         (4) In addition, without the prior written consent of the Company, you and your Representatives will not disclose to any person (which shall include, without limitation, any corporation, company, group, partnership or individual)
(a) that the Evaluation Material has been made available to you, (b) that you have inspected any portion thereof, (c) that discussions or negotiations are taking place concerning a possible transaction with the Company or (d) any of the terms, conditions or other
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Teva Pharmaceuticals USA, Inc.
Confidentiality Agreement
March 18, 1999
Page 3


facts with respect to any such possible transaction, including the status thereof.

         (5) You agree that for a period of one year from the date hereof you and your affiliates as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will not (and you and they will not assist or encourage others to), directly or indirectly, in any manner, unless specifically invited in writing in advance by the Company's Board of Directors:

                  (a) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company;

                  (b) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" or "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of the Company;

                  (c) for, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company;

                  (d) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise,
(i) any of the assets, tangible and intangible, of the Company or (ii) direct or indirect rights, warrants or options to acquire any assets of the Company, except for such assets as are then being offered for sale by the Company;

                  (e) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of the Company, except for such assets as are then being offered for sale by the Company;

                  (f) otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the Company or

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Teva Pharmaceuticals USA, Inc.
Confidentiality Agreement
March 18, 1999
Page 4


nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; or

                  (g) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (a) through (f) of this paragraph.

However, the restrictions and prohibitions under paragraph 4 and clauses (a) through (g) of this paragraph 5 do not apply to any negotiated transaction that may be entered into between you and Hoechst Corp. or its affiliates relating solely to the purchase by you of the shares of Copley currently owned by Hoechst Corp. or its affiliates.

         (6) You agree that neither you nor your Representatives will initiate any communications with any employee (other than the President and Chief Executive Officer, Chief Financial Officer or Chairman of the Company's Board of Directors), customer, supplier, distributor or stockholder of the Company concerning the Evaluation Material or the Company without the prior written consent of the Company. You agree that, unless otherwise agreed to by the Company in writing, all (i) communications regarding any possible transaction,
(ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed to CIBC Oppenheimer Corp.

         (7) Neither you nor your Representatives will initiate discussions with respect to the prospective employment of any of the Company's employees with you or any of your Representatives for a period of one year after the date of signing this Agreement, except as part of the proposed transaction between you and the Company (and only then after a definitive acquisition agreement has been executed by both you and the Company).

         (8) The Company and its representatives do not make any representations or warranties as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its respective officers, directors, employees, agents or representatives shall have any liability to you or your Representatives resulting from the use of the Evaluation Material supplied by the Company or any of its representatives, except as may be set forth in a definitive agreement between the Company and you.

         (9) In the event that the transaction contemplated by this Confidentiality Agreement is not consummated, or upon the Company's request, all Evaluation Materials (and all copies, extracts or other reproductions in whole or in part thereof)

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Teva Pharmaceuticals USA, Inc.
Confidentiality Agreement
March 18, 1999
Page 5


shall be returned to the Company or, with the Company's written permission, destroyed (such destruction to be certified in writing to the Company by an authorized officer supervising such destruction) and not retained by you or your Representatives in any form or for any reason. All documents, memoranda, notes and other writings whatsoever prepared by you or your Representatives based on the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

         (10) No delay or failure in exercising any right, power or privilege hereunder shall be construed to be a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         (11) Notwithstanding anything to the contrary set forth herein, in the event that you or any of your Representatives are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material or take any other action prohibited hereby, you will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, you will furnish only that portion of the Evaluation Material or take only such action which is legally required and will exercise your best efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

         (12) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. It is understood that the Company may institute appropriate proceedings against you to enforce its rights hereunder. Money damages would not be a sufficient remedy for any violation of the terms of this Agreement and, accordingly, the Company shall be entitled to specific performance and injunctive relief as remedies for any violation. These remedies shall not be deemed to be the exclusive remedies for a violation of the terms of this Agreement but shall be in addition to all other remedies available to the Company at law or equity. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of law provisions thereof. This Agreement shall have a term of three years from the date of countersignature by you, except as otherwise specifically provided in any provision hereof.
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Teva Pharmaceuticals USA, Inc.
Confidentiality Agreement
March 18, 1999
Page 6


         Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below.


                                       Very truly yours,

                                       COPLEY PHARMACEUTICAL, INC.

                                       /s/ Gene M. Bauer
                                       --------------------------------
                                       By:    Gene M. Bauer
                                       Title: Executive Vice President,
                                              General Counsel and Secretary


AGREED TO AND ACCEPTED:

Teva Pharmaceuticals USA, Inc.


By:   /s/ William A. Fletcher
      ----------------------------------
      Name:  William A. Fletcher
      Title: President & CEO

Date:    March 30, 1999